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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2000

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification No.)

12501 Whitewater Drive, Minnetonka, Minnesota 55343
(Address of principal executive offices)

Registrant's telephone number, including area code: (952) 938-8080

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 4 Pages

Item 2.  Acquisition or Disposition of Assets.

    On September 29, 2000, ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), completed its acquisition of Broadband Acquisition Systems, Inc., a Delaware corporation ("BAS"), pursuant to an Agreement and Plan of Merger dated September 19, 2000 (the "Merger Agreement"), as a result of which BAS became a wholly owned subsidiary of ADC. As provided in the Merger Agreement, each share of BAS capital stock outstanding was converted into shares of ADC common stock. ADC issued approximately 66,000,000 shares of its common stock (including converted stock options) in exchange for the outstanding shares and options to acquire shares of BAS capital stock. The closing price of ADC common stock on the Nasdaq Stock Market on September 28, 2000 was $27.81 per share.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits
Exhibit No.	Description
2	Agreement and Plan of Merger, dated September 19, 2000 among ADC Telecommunications, Inc., Barley Acquisition Corp. and Broadband Access Systems, Inc.

Page 2 of 4 Pages

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2000	ADC TELECOMMUNICATIONS, INC.
	By:	/s/ ROBERT E. SWITZ Robert E. Switz Senior Vice President and Chief Financial Officer

Page 3 of 4 Pages

INDEX TO EXHIBITS

Exhibit No.	Description
2	Agreement and Plan of Merger, dated September 19, 2000 among ADC Telecommunications, Inc., Barley Acquisition Corp. and Broadband Access Systems, Inc.

Page 4 of 4 Pages

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INDEX TO EXHIBITS